Exhibit 99.1

ServisFirst Bancshares, Inc. Announces Results For Third Quarter of 2023

BIRMINGHAM, Ala.--(BUSINESS WIRE)--October 16, 2023--ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter ended September 30, 2023.

Third Quarter 2023 Highlights:

  Reached milestone of $16.0 billion in total assets, a 9.9% increase year-to-date.
  $13.1 billion in total deposits, a 7% increase from second quarter 2023 and a 13.8% increase year-to-date.
  $2.0 billion in cash on hand with no FHLB advances or brokered deposits.
  Diluted net income per share of $0.98 for the quarter.
  Book value per share of $25.75, up 7.6% year-to-date and 12.6% from the third quarter of 2022.
  Loans grew $362.5 million, or 3%, from the third quarter of 2022. Our loan pipeline is improving.
  An increase of 19% in new deposit accounts opened year-over-year.
  Credit quality continues to be strong with non-performing assets to total assets of 0.15%.
  Consolidated Common Equity Tier 1 capital to risk-weighted assets increased from 9.42% to 10.69% year-over-year.

Tom Broughton, Chairman, President and CEO, said, “We are proud to reach the $16 billion in assets milestone in the quarter, with current cash exceeding $2 billion and no FHLB advances or brokered deposits. We believe this gives our bank a significant competitive advantage.”

Bud Foshee, CFO, said, “We continue to see strong asset quality with record low past dues, while loan pipelines and activity are beginning to rebuild, which should improve profitability in coming quarters.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)	Period Ending September 30, 2023	Period Ending June 30, 2023	% Change From Period Ending June 30, 2023 to Period Ending September 30, 2023	Period Ending September 30, 2022	% Change From Period Ending September 30, 2022 to Period Ending September 30, 2023
QUARTERLY OPERATING RESULTS
Net Income	$53,340	$53,468	-%	$64,031	(17)%
Net Income Available to Common Stockholders	$53,340	$53,437	-%	$64,031	(17)%
Diluted Earnings Per Share	$0.98	$0.98	-%	$1.17	(17)%
Return on Average Assets	1.37%	1.50%		1.77%
Return on Average Common Stockholders' Equity	15.12%	15.85%		20.49%
Average Diluted Shares Outstanding	54,530,635	54,527,317		54,546,682

YEAR-TO-DATE OPERATING RESULTS
Net Income	$164,779			$183,780	(10)%
Net Income Available to Common Stockholders	$164,748			$183,749	(10)%
Diluted Earnings Per Share	$3.02			$3.37	(10)%
Return on Average Assets	1.50%			1.64%
Return on Average Common Stockholders' Equity	16.23%			20.43%
Average Diluted Shares Outstanding	54,530,797			54,533,793

BALANCE SHEET
Total Assets	$16,044,332	$15,072,808	6%	$13,890,030	16%
Loans	11,641,130	11,604,894	-%	11,278,614	3%
Non-interest-bearing Demand Deposits	2,621,072	2,855,102	(8)%	3,661,936	(28)%
Total Deposits	13,142,376	12,288,219	7%	11,051,915	19%
Stockholders' Equity	1,401,384	1,363,471	3%	1,242,589	13%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $53.3 million for the quarter ended September 30, 2023, compared to net income of $53.5 million and net income available to common stockholders of $53.4 million for the second quarter of 2023 and net income and net income available to common stockholders of $64.0 million for the third quarter of 2022. Basic and diluted earnings per common share were both $0.98 in the third quarter of 2023, compared to $0.98 for both in the second quarter of 2023 and $1.18 and $1.17, respectively, in the third quarter of 2022.

Annualized return on average assets was 1.37% and annualized return on average common stockholders’ equity was 15.12% for the third quarter of 2023, compared to 1.77% and 20.49%, respectively, for the third quarter of 2022.

Net interest income was $99.7 million for the third quarter of 2023, compared to $101.3 million for the second quarter of 2023 and $126.4 million for the third quarter of 2022. Net interest income was negatively impacted by the continued narrowing in net interest spread due to Federal Reserve increases in interest rates over the last year. The net interest margin in the third quarter of 2023 was 2.64% compared to 2.93% in the second quarter of 2023 and 3.64% in the third quarter of 2022. Loan yields were 6.13% during the third quarter of 2023 compared to 5.94% during the second quarter of 2023 and 4.77% during the third quarter of 2022. Investment yields were 3.07% during the third quarter of 2023 compared to 2.64% during the second quarter of 2023 and 2.47% during the third quarter of 2022. Average interest-bearing deposit rates were 3.84% during the third quarter of 2023, compared to 3.32% during the second quarter of 2023 and 0.76% during the third quarter of 2022. Average federal funds purchased rates were 5.43% during third quarter of 2023, compared to 5.14% during the second quarter of 2023 and 2.27% during the third quarter of 2022.

Average loans for the third quarter of 2023 were $11.56 billion, a decrease of $36.3 million, or 1.2% annualized, from average loans of $11.60 billion for the second quarter of 2023, and an increase of $643.1 million, or 5.9%, from average loans of $10.92 billion for the third quarter of 2022.

Average total deposits for the third quarter of 2023 were $12.68 billion, an increase of $1.10 billion, or 37.5% annualized, over average total deposits of $11.58 billion for the second quarter of 2023, and an increase of $1.15 billion, or 9.9%, from average total deposits of $11.53 billion for the third quarter of 2022.

Non-performing assets to total assets were 0.15% for the third quarter of 2023, compared to 0.16% for the second quarter of 2023 and 0.13% for the third quarter of 2022. Annualized net charge-offs to average loans were 0.15% for the third quarter of 2023, compared to 0.11% for both the second quarter of 2023 and third quarter of 2022. The allowance for credit losses as a percentage of total loans at September 30, 2023, June 30, 2023, and September 30, 2022, was 1.31%, 1.31%, and 1.25%, respectively. We recorded a $4.3 million provision for credit losses in the third quarter of 2023 compared to $6.7 million in the second quarter of 2023, and $15.6 million in the third quarter of 2022.

Non-interest income decreased $804,000, or 9.0%, to $8.1 million for the third quarter of 2023 from $8.9 million in the third quarter of 2022, and decreased $447,000, or 5.2%, on a linked quarter basis. Service charges on deposit accounts increased $271,000, or 14.3%, to $2.2 million from the third quarter of 2022 to the third quarter of 2023, and increased $21,000, or 1.0%, on a linked quarter basis. Mortgage banking revenue increased $41,000, or 5.2%, to $825,000 from the third quarter of 2022 to the third quarter of 2023, and increased $129,000, or 18.5%, on a linked quarter basis. Net credit card revenue decreased $80,000, or 3.1%, to $2.5 million during the third quarter of 2023, compared to $2.6 million during the third quarter of 2022, and increased $126,000, or 5.2%, on a linked quarter basis. The aggregate amount of spend on all credit card accounts decreased 2.0% during the third quarter of 2023 compared to the third quarter of 2022. Bank-owned life insurance (“BOLI”) income increased $181,000, or 11.1%, to $1.8 million during the third quarter of 2023, compared to $1.6 million during the third quarter of 2022, and decreased $678,000, or 27.2%, on a linked quarter basis. During the second quarter of 2023, we recognized $890,000 of income primarily attributed to a death benefit related to a former employee in our BOLI program. Other operating income for the third quarter of 2023 decreased $1.2 million, or 60.4%, to $797,000 from $2.0 million in the third quarter of 2022, and decreased $45,000, or 5.3%, on a linked quarter basis. We recognized $1.3 million of income on an interest rate cap during the third quarter of 2022. The interest rate cap matured during the second quarter of 2023. Merchant service revenue increased $125,000, or 26.7%, to $594,000 for the third quarter of 2023 from $468,000 in the third quarter of 2022.

Non-interest expense for the third quarter of 2023 decreased $1.0 million, or 2.4%, to $41.7 million from $42.7 million in the third quarter of 2022, and increased $3.2 million, or 8.3%, on a linked quarter basis. Salary and benefit expense for the third quarter of 2023 increased $393,000, or 2.0%, to $20.1 million from $19.7 million in the third quarter of 2022, and increased $1.3 million, or 6.8%, on a linked quarter basis. The increase in the linked quarter is primarily attributed to higher incentive accruals. The number of FTE employees increased by 10 to 568 at September 30, 2023 compared to 558 at September 30, 2022, and decreased by 9 from the end of the second quarter of 2023. Equipment and occupancy expense increased $439,000, or 14.0%, to $3.6 million in the third quarter of 2023, from $3.1 million in the third quarter of 2022, and increased $158,000, or 4.6% on a linked-quarter basis. The year-over-year increase is primarily attributed to new leases that began after the third quarter of 2022. Third party processing and other services expense decreased $664,000, or 9.2%, to $6.5 million in the third quarter of 2023, from $7.2 million in the third quarter of 2022, and increased $351,000, or 5.7%, on a linked-quarter basis. Professional services expense increased $229,000, or 22.1%, to $1.3 million in the third quarter of 2023, from $1.0 million in the third quarter of 2022. FDIC and other regulatory assessments increased $1.4 million to $2.3 million in the third quarter of 2023, from $975,000 in the third quarter of 2022, and increased $104,000, or 4.6%, on a linked quarter basis. The FDIC increased the assessment rate by two basis points beginning in the first quarter of 2023. Other operating expenses for the third quarter of 2023 decreased $2.8 million, or 26.3%, to $7.8 million from $10.6 million in the third quarter of 2022, and increased $1.6 million, or 25.7%, on a linked-quarter basis. During the third quarter of 2022 we reached a preliminary settlement on a lawsuit and wrote down the value of a private investment resulting in charges of $3.1 million, or $2.4 million net of income tax. The efficiency ratio was 38.64% during the third quarter of 2023 compared to 31.54% during the third quarter of 2022 and 35.02% during the second quarter of 2023.

Income tax expense decreased $4.5 million, or 34.4%, to $8.5 million in the third quarter of 2023, compared to $13.0 million in the third quarter of 2022, mostly due to lower pretax net income. Our effective tax rate was 13.81% for the third quarter of 2023 compared to 16.92% for the third quarter of 2022. We recognized an aggregate of $3.7 million in credits during the third quarter of 2023 related to investments in tax credit partnerships, compared to $3.1 million during the third quarter of 2022. We did not recognize a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the third quarter of 2023, compared to $370,000 during the third quarter of 2022.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Alabama, Florida, Georgia, North and South Carolina, Tennessee, and Virginia. We also operate loan production offices in Florida and North Carolina. Through the bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the FDIC; changes in our loan portfolio and the deposit base; credit issues associated with the efficacy of return to office policies; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2023, and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	3rd Quarter 2023	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022	3rd Quarter 2022
CONSOLIDATED STATEMENT OF INCOME
Interest income	$213,206	$189,656	$181,322	$170,273	$149,299
Interest expense	113,508	88,405	73,021	47,889	22,881
Net interest income	99,698	101,251	108,301	122,384	126,418
Provision for credit losses	4,282	6,654	4,197	7,135	15,603
Net interest income after provision for credit losses	95,416	94,597	104,104	115,249	110,815
Non-interest income	8,135	8,582	6,321	6,966	8,939
Non-interest expense	41,663	38,466	39,664	38,092	42,685
Income before income tax	61,888	64,713	70,761	84,123	77,069
Provision for income tax	8,548	11,245	12,790	16,399	13,038
Net income	53,340	53,468	57,971	67,724	64,031
Preferred stock dividends	-	31	-	31	-
Net income available to common stockholders	$53,340	$53,437	$57,971	$67,693	$64,031
Earnings per share - basic	$0.98	$0.98	$1.07	$1.25	$1.18
Earnings per share - diluted	$0.98	$0.98	$1.06	$1.24	$1.17
Average diluted shares outstanding	54,530,635	54,527,317	54,534,482	54,537,716	54,546,682

CONSOLIDATED BALANCE SHEET DATA
Total assets	$16,044,332	$15,072,808	$14,566,559	$14,595,753	$13,890,030
Loans	11,641,130	11,604,894	11,629,802	11,687,968	11,278,614
Debt securities	1,878,701	2,048,227	1,646,937	1,678,936	1,714,603
Non-interest-bearing demand deposits	2,621,072	2,855,102	2,898,736	3,321,347	3,661,936
Total deposits	13,142,376	12,288,219	11,615,317	11,546,805	11,051,915
Borrowings	64,751	64,737	65,417	64,726	64,721
Stockholders' equity	1,401,384	1,363,471	1,339,817	1,297,896	1,242,589

Shares outstanding	54,425,447	54,425,033	54,398,025	54,326,527	54,324,007
Book value per share	$25.75	$25.05	$24.63	$23.89	$22.87
Tangible book value per share (1)	$25.50	$24.80	$24.38	$23.64	$22.62

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	2.64%	2.93%	3.15%	3.52%	3.64%
Return on average assets	1.37%	1.50%	1.63%	1.89%	1.77%
Return on average common stockholders' equity	15.12%	15.85%	17.83%	21.27%	20.49%
Efficiency ratio	38.64%	35.02%	34.60%	29.45%	31.54%
Non-interest expense to average earning assets	1.10%	1.11%	1.15%	1.10%	1.23%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	10.69%	10.37%	10.01%	9.55%	9.42%
Tier 1 capital to risk-weighted assets	10.69%	10.38%	10.02%	9.55%	9.43%
Total capital to risk-weighted assets	12.25%	11.94%	11.54%	11.03%	10.96%
Tier 1 capital to average assets	9.35%	9.83%	9.49%	9.29%	8.84%
Tangible common equity to total tangible assets (1)	8.66%	8.96%	9.11%	8.81%	8.86%

(1) This press release also contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill associated with our acquisition of Metro Bancshares, Inc. in January 2015.

(2) Regulatory capital ratios for most recent period are preliminary.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill associated with our acquisition of Metro Bancshares, Inc. in January 2015. We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	At September 30, 2023	At June 30, 2023	At March 31, 2023	At December 31, 2022	At September 30, 2022
Book value per share - GAAP	$25.75	$25.05	$24.63	$23.89	$22.87
Total common stockholders' equity - GAAP	1,401,384	1,363,471	1,339,817	1,297,896	1,242,589
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Tangible common stockholders' equity - non-GAAP	$1,387,769	$1,349,856	$1,326,202	$1,284,281	$1,228,974
Tangible book value per share - non-GAAP	$25.50	$24.80	$24.38	$23.64	$22.62

Stockholders' equity to total assets - GAAP	8.73%	9.05%	9.20%	8.89%	8.95%
Total assets - GAAP	$16,044,332	$15,072,808	$14,566,559	$14,595,753	$13,890,030
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Total tangible assets - non-GAAP	$16,030,717	$15,059,193	$14,552,944	$14,582,138	$13,876,415
Tangible common equity to total tangible assets - non-GAAP	8.66%	8.96%	9.11%	8.81%	8.86%

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	September 30, 2023	September 30, 2022	% Change
ASSETS
Cash and due from banks	$112,150	$249,051	(55)%
Interest-bearing balances due from depository institutions	1,861,924	156,959	1,086%
Federal funds sold	91,035	82,316	11%
Cash and cash equivalents	2,065,109	488,326	323%
Available for sale debt securities, at fair value	834,802	665,763	25%
Held to maturity debt securities (fair value of $933,006 and $942,282, respectively)	1,043,899	1,048,840	-%
Restricted equity securities	10,226	7,734	32%
Mortgage loans held for sale	6,333	2,003	216%
Loans	11,641,130	11,278,614	3%
Less allowance for credit losses	(152,247)	(140,967)	8%
Loans, net	11,488,883	11,137,647	3%
Premises and equipment, net	59,516	59,080	1%
Goodwill and other identifiable intangible assets	13,615	13,615	-%
Other assets	521,949	467,022	12%
Total assets	$16,044,332	$13,890,030	16%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$2,621,072	$3,661,936	(28)%
Interest-bearing	10,521,304	7,389,979	42%
Total deposits	13,142,376	11,051,915	19%
Federal funds purchased	1,370,289	1,466,322	(7)%
Other borrowings	64,751	64,721	-%
Other liabilities	65,532	64,483	2%
Total liabilities	14,642,948	12,647,441	16%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
September 30, 2023 and September 30, 2022	-	-	-%
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,425,447 shares issued and outstanding at September 30, 2023, and 54,324,007
shares issued and outstanding at September 30, 2022	54	54	-%
Additional paid-in capital	231,588	228,738	1%
Retained earnings	1,229,080	1,057,387	16%
Accumulated other comprehensive loss	(59,838)	(44,090)	36%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,400,884	1,242,089	13%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,401,384	1,242,589	13%
Total liabilities and stockholders' equity	$16,044,332	$13,890,030	16%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Interest income:
Interest and fees on loans	$178,754	$131,375	$514,204	$345,767
Taxable securities	15,522	11,089	37,987	29,827
Nontaxable securities	15	30	53	110
Federal funds sold	985	632	1,826	738
Other interest and dividends	17,930	6,173	30,114	12,600
Total interest income	213,206	149,299	584,184	389,042
Interest expense:
Deposits	95,901	13,655	223,585	25,925
Borrowed funds	17,607	9,226	51,349	14,609
Total interest expense	113,508	22,881	274,934	40,534
Net interest income	99,698	126,418	309,250	348,508
Provision for credit losses	4,282	15,603	15,133	30,472
Net interest income after provision for credit losses	95,416	110,815	294,117	318,036
Non-interest income:
Service charges on deposit accounts	2,163	1,892	6,239	6,167
Mortgage banking	825	784	1,963	1,924
Credit card income	2,532	2,612	6,627	7,656
Securities losses	-	-	-	(6,168)
Bank-owned life insurance income	1,818	1,637	5,935	6,978
Other operating income	797	2,014	2,274	9,836
Total non-interest income	8,135	8,939	23,038	26,393
Non-interest expense:
Salaries and employee benefits	20,080	19,687	57,941	58,722
Equipment and occupancy expense	3,579	3,140	10,435	9,056
Third party processing and other services	6,549	7,213	20,031	19,163
Professional services	1,265	1,036	4,499	3,355
FDIC and other regulatory assessments	2,346	975	6,105	3,254
Other real estate owned expense	18	21	30	56
Other operating expense	7,826	10,613	20,752	26,118
Total non-interest expense	41,663	42,685	119,793	119,724
Income before income tax	61,888	77,069	197,362	224,705
Provision for income tax	8,548	13,038	32,583	40,925
Net income	53,340	64,031	164,779	183,780
Dividends on preferred stock	-	-	31	31
Net income available to common stockholders	$53,340	$64,031	$164,748	$183,749
Basic earnings per common share	$0.98	$1.18	$3.03	$3.38
Diluted earnings per common share	$0.98	$1.17	$3.02	$3.37

LOANS BY TYPE (UNAUDITED)
(In thousands)

	3rd Quarter 2023	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022	3rd Quarter 2022
Commercial, financial and agricultural	$2,890,535	$2,986,453	$3,081,926	$3,145,317	$3,104,155
Real estate - construction	1,509,937	1,397,732	1,469,670	1,532,388	1,433,698
Real estate - mortgage:
Owner-occupied commercial	2,237,684	2,294,002	2,243,436	2,199,280	2,145,621
1-4 family mortgage	1,170,099	1,167,238	1,138,645	1,146,831	1,089,826
Other mortgage	3,766,124	3,686,434	3,624,071	3,597,750	3,438,762
Subtotal: Real estate - mortgage	7,173,907	7,147,674	7,006,152	6,943,861	6,674,209
Consumer	66,751	73,035	72,054	66,402	66,552
Total loans	$11,641,130	$11,604,894	$11,629,802	$11,687,968	$11,278,614
SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	3rd Quarter 2023	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022	3rd Quarter 2022
Allowance for credit losses:
Beginning balance	$152,272	$148,965	$146,297	$140,967	$128,387
Loans charged off:
Commercial financial and agricultural	4,784	4,358	1,257	2,116	2,902
Real estate - construction	19	-	-	-	-
Real estate - mortgage	-	131	26	-	170
Consumer	341	111	390	200	261
Total charge offs	5,144	4,600	1,673	2,316	3,333
Recoveries:
Commercial financial and agricultural	825	1,233	128	393	297
Real estate - construction	-	-	3	-	-
Real estate - mortgage	-	-	1	-	-
Consumer	11	21	11	118	12
Total recoveries	836	1,254	143	511	309
Net charge-offs	4,308	3,346	1,530	1,805	3,024
Provision for credit losses	4,282	6,654	4,197	7,135	15,604
Ending balance	$152,247	$152,272	$148,965	$146,297	$140,967

Allowance for credit losses to total loans	1.31%	1.31%	1.28%	1.25%	1.25%
Allowance for credit losses to total average
loans	1.31%	1.31%	1.28%	1.27%	1.29%
Net charge-offs to total average loans	0.15%	0.11%	0.05%	0.06%	0.11%
Provision for credit losses to total average
loans	0.15%	0.23%	0.14%	0.25%	0.57%
Nonperforming assets:
Nonaccrual loans	$20,911	$16,897	$13,157	$12,450	$11,655
Loans 90+ days past due and accruing	1,692	5,947	4,683	5,391	4,803
Other real estate owned and
repossessed assets	690	832	248	248	1,245
Total	$23,293	$23,676	$18,088	$18,089	$17,703

Nonperforming loans to total loans	0.19%	0.20%	0.15%	0.15%	0.15%
Nonperforming assets to total assets	0.15%	0.16%	0.12%	0.12%	0.13%
Nonperforming assets to earning assets	0.16%	0.16%	0.13%	0.13%	0.13%
Allowance for credit losses to nonaccrual loans	731.74%	901.18%	1,132.24%	1,175.08%	1,209.50%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	3rd Quarter 2023	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022	3rd Quarter 2022
Interest income:
Interest and fees on loans	$178,754	$171,718	$163,732	$153,924	$131,375
Taxable securities	15,522	11,570	10,895	10,895	11,089
Nontaxable securities	15	17	21	27	30
Federal funds sold	985	227	614	818	632
Other interest and dividends	17,930	6,124	6,060	4,609	6,173
Total interest income	213,206	189,656	181,322	170,273	149,299
Interest expense:
Deposits	95,901	71,971	55,713	33,471	13,655
Borrowed funds	17,607	16,434	17,308	14,418	9,226
Total interest expense	113,508	88,405	73,021	47,889	22,881
Net interest income	99,698	101,251	108,301	122,384	126,418
Provision for credit losses	4,282	6,654	4,197	7,135	15,603
Net interest income after provision for credit losses	95,416	94,597	104,104	115,249	110,815
Non-interest income:
Service charges on deposit accounts	2,163	2,142	1,934	1,866	1,892
Mortgage banking	825	696	442	514	784
Credit card income	2,532	2,406	1,689	2,261	2,612
Bank-owned life insurance income	1,818	2,496	1,621	1,600	1,637
Other operating income	797	842	635	725	2,014
Total non-interest income	8,135	8,582	6,321	6,966	8,939
Non-interest expense:
Salaries and employee benefits	20,080	18,795	19,066	19,230	19,687
Equipment and occupancy expense	3,579	3,421	3,435	3,263	3,140
Third party processing and other services	6,549	6,198	7,284	8,170	7,213
Professional services	1,265	1,580	1,654	922	1,036
FDIC and other regulatory assessments	2,346	2,242	1,517	1,311	975
Other real estate owned expense	18	6	6	239	21
Other operating expense	7,826	6,224	6,702	4,957	10,613
Total non-interest expense	41,663	38,466	39,664	38,092	42,685
Income before income tax	61,888	64,713	70,761	84,123	77,069
Provision for income tax	8,548	11,245	12,790	16,399	13,038
Net income	53,340	53,468	57,971	67,724	64,031
Dividends on preferred stock	-	31	-	31	-
Net income available to common stockholders	$53,340	$53,437	$57,971	$67,693	$64,031
Basic earnings per common share	$0.98	$0.98	$1.07	$1.25	$1.18
Diluted earnings per common share	$0.98	$0.98	$1.06	$1.24	$1.17

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	3rd Quarter 2023		2nd Quarter 2023		1st Quarter 2023		4th Quarter 2022		3rd Quarter 2022
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$11,545,003	6.13%	$11,581,008	5.94%	$11,632,439	5.70%	$11,465,538	5.32%	$10,900,105	4.77%
Tax-exempt (2)	18,023	4.71	18,312	4.82	18,978	3.36	19,526	6.60	19,852	4.14
Total loans, net of
unearned income	11,563,026	6.13	11,599,320	5.94	11,651,417	5.70	11,485,064	5.32	10,919,957	4.77
Mortgage loans held for sale	5,476	6.67	5,014	5.12	1,522	6.40	1,515	3.67	2,906	2.73
Debt securities:
Taxable	2,029,995	3.07	1,757,397	2.64	1,724,523	2.54	1,755,764	2.49	1,797,560	2.47
Tax-exempt (2)	2,408	2.49	2,960	2.43	3,781	2.43	4,863	2.39	5,863	2.39
Total securities (3)	2,032,403	3.07	1,760,357	2.64	1,728,304	2.54	1,760,627	2.49	1,803,423	2.47
Federal funds sold	74,424	5.25	15,908	5.72	50,526	4.93	82,656	3.93	102,028	2.46
Restricted equity securities	8,471	5.90	8,834	6.08	9,919	7.69	7,724	7.35	7,724	3.65
Interest-bearing balances with banks	1,293,243	5.45	460,893	5.21	510,021	4.67	458,115	3.83	945,142	2.56
Total interest-earning assets	$14,977,043	5.65	$13,850,326	5.49	$13,951,709	5.27	$13,795,701	4.90	$13,781,180	4.30
Non-interest-earning assets:
Cash and due from banks	111,566		101,188		106,448		113,823		256,607
Net premises and equipment	60,121		60,499		60,617		60,323		60,155
Allowance for credit losses, accrued
interest and other assets	283,357		279,860		279,775		273,964		294,006
Total assets	$15,432,087		$14,291,873		$14,398,549		$14,243,811		$14,391,948

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$2,153,973	2.72%	$1,628,936	1.69%	$1,675,355	1.25%	$1,763,622	0.73%	$1,722,926	0.28%
Savings	112,814	1.61	122,050	1.38	134,671	0.94	141,163	0.64	144,368	0.21
Money market	6,538,426	4.24	5,971,639	3.78	5,756,642	3.17	5,047,133	2.07	4,444,583	0.89
Time deposits	1,093,388	3.89	983,582	3.44	850,639	2.51	860,336	1.69	809,057	1.16
Total interest-bearing deposits	9,898,601	3.84	8,706,207	3.32	8,417,307	2.68	7,812,254	1.70	7,120,934	0.76
Federal funds purchased	1,237,721	5.43	1,191,582	5.14	1,389,217	4.67	1,453,445	3.75	1,493,444	2.27
Other borrowings	64,734	4.23	100,998	4.62	114,726	4.61	64,726	4.23	65,406	4.19
Total interest-bearing liabilities	$11,201,056	4.02%	$9,998,787	3.55%	$9,921,250	2.98%	$9,330,425	2.04%	$8,679,784	1.05%
Non-interest-bearing liabilities:
Non-interest-bearing
demand deposits	2,778,858		2,876,225		3,086,774		3,572,956		4,410,318
Other liabilities	52,797		64,917		72,121		77,544		62,093
Stockholders' equity	1,457,893		1,399,578		1,358,587		1,307,553		1,263,870
Accumulated other comprehensive
loss	(58,517)		(47,634)		(40,183)		(44,667)		(24,117)
Total liabilities and
stockholders' equity	$15,432,087		$14,291,873		$14,398,549		$14,243,811		$14,391,948
Net interest spread		1.63%		1.94%		2.29%		2.86%		3.25%
Net interest margin		2.64%		2.93%		3.15%		3.52%		3.64%

(1)

Average loans include nonaccrual loans in all periods. Loan fees of $2,996, $3,318 $3,263, $3,630, and $3,849 are included in interest income in the third quarter of 2023, second quarter of 2023, first quarter of 2023, fourth quarter of 2022, and third quarter of 2022, respectively.

(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3)

Unrealized losses on debt securities of $(83,815), $(69,498), $(59,738), $(62,567),and $(34,688) for the third quarter of 2023, second quarter of 2023, first quarter of 2023, fourth quarter of 2022, and third quarter of 2022, respectively, are excluded from the yield calculation.

Contacts

ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com